Exhibit 10.65


                            STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement (this "Agreement") is entered into on this 27th day of September, 2002 by and among RURAL/METRO INTERNATIONAL, INC., a company duly organized and existing under the laws of the State of Delaware, United States of America ("U.S.A."), with registered office at 8401 East Indian School Road, Scottsdale, Arizona, 85251, U.S.A. ("RMI") and a wholly owned subsidiary of RURAL/METRO CORPORATION, a company duly organized and existing under the laws of the State of Delaware, U.S.A., with registered office at 8401 East Indian School Road, Scottsdale, Arizona, 85251, U.S.A. (hereinafter referred to as the "Parent"), RURAL/METRO CORPORATION, a company duly organized and existing under the laws of the State of Arizona, U.S.A., with registered office at 8401 East Indian School Road, Scottsdale, Arizona, 85251, U.S.A. ("R/M Arizona"), and R/M MANAGEMENT CO., INC., a company duly organized and existing under the laws of the State of Arizona, U.S.A., with registered office at 8401 East Indian School Road, Scottsdale, Arizona, 85251, U.S.A., (RMI, R/M ARIZONA and R/M MANAGEMENT CO., INC. hereinafter jointly referred to as "Sellers"),

AND

BANGOR MANAGEMENT CORP., a company duly organized and existing under the laws of British Virgin Islands, with registered office at Pasea Estate, Road Town, Tortola, British Virgin Islands, (the "Buyer"), and THOMAS W. BONFIGLIO, a citizen of the U.S.A., residing at Barrio Las Palmas, Radial Castilla 510, Santa Cruz de la Sierra, Republic of Bolivia (hereinafter referred to as "TB"),

AND

R/M SERVICIOS DE SALUD E INCENDIOS (BOLIVIA) S.A. a company duly organized and existing under the laws of Bolivia, with registered office at Avenida Seis de Agosto, Edificio Hilda, La Paz, Republic of Bolivia, (the "Company"), and its wholly owned subsidiary, UNIDAD DE EMERGENCIAS MEDICAS S.R.L. a company duly organized and existing under the laws of the Republic of Bolivia ("Bolivia"), with registered office at Barrio Equipetrol, Calle Dos Oeste #2, Santa Cruz de la Sierra, Republic of Bolivia (the "Subsidiary"), (the Company and the Subsidiary hereinafter jointly referred to as the "Companies").

The Sellers, the Buyer, the Parent, the Companies and TB are hereinafter referred to jointly as the "Parties."

                                    RECITALS

     WHEREAS, As of the Closing Date, Sellers are the owners of the totality of the issued and outstanding shares of the Company (the "Shares"), which in turn is the owner of the totality of the issued and outstanding shares of capital stock of the Subsidiary;

     WHEREAS, TB is the legal representative of Buyer;

     WHEREAS, TB, as the former Division General Manager, Chief Operating Officer, Group President and manager of the Companies for the past three (3) years or more, has had full responsibility for and has complete Knowledge of all aspects of the business, finances, assets, Liabilities, Proceedings and operations of the Companies;

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, the Shares held by Sellers as of the Closing Date, subject to the terms and conditions herein;

     WHEREAS,  the  Buyer  and the  Companies  acknowledge  that  the  tradename
"RURAL/METRO" (the "Tradename") has acquired significant market value and recognition and constitutes a substantial asset associated with the highest standards in the fire protection services and the health care services provided by Companies in Bolivia;

     WHEREAS, the Companies desire to continue using, and enjoying the value and benefits of, the Tradename in Bolivia as such Tradename is used in the business and operations of the Companies;

     WHEREAS, the Buyer and the Companies acknowledge that the granting of the right to the continued use of the Tradename by Parent represents a substantial part of the consideration being received by Buyer and a significant inducement for the Buyer and the Companies to enter into this Agreement;

     WHEREAS, Parent is willing to grant Buyer and the Companies the right to continue to use the Tradename in Bolivia as such Tradename is presently being used in the business and operations of the Companies, subject to the terms and conditions of that certain Tradename Use Agreement dated as of even date hereof (the "Tradename Use Agreement);

     WHEREAS,   Parent  acknowledges  certain  Liabilities,   including  without
limitation, net inter-company payable balances to the Companies as of the date of this Agreement (the "Account Payable Obligations");

     WHEREAS, Buyer is willing to assume the Account Payable Obligations and any and all Liabilities related thereto, and Companies are willing to consent to the assignment of the Account Payable Obligations and any and all Liabilities related thereto to Buyer and to fully release Parent, RMI, and all Affiliates of Parent and RMI, from the Account Payable Obligations and any and all Liabilities related thereto;

     WHEREAS, the Sellers and Parent acknowledge that Buyer's assumption of the Account Payable Obligations and any and all Liabilities related thereto, and the Companies' consent and release in connection therewith represent a substantial part of the consideration being received and a significant inducement for the Sellers and Parent to enter into this Agreement;

     NOW, THEREFORE, intending to be legally bound, and in consideration of the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

1. DEFINITIONS

     1.1 As used in this Agreement, the following terms or expressions shall have the meaning hereinafter indicated.

"ACCOUNT PAYABLE OBLIGATIONS" shall have the meaning assigned to it in the Recitals above.

"AFFILIATE" shall mean any Person, which, directly or indirectly, through one or more intermediaries, has control over or is under the control of one of the Parties.

"BOLIVIA" shall have the meaning assigned to it in the Introduction to this Agreement.

"BOLIVIAN. GAAP" shall mean generally accepted accounting principles for financial reporting in Bolivia.

"BUYER" shall have the meaning assigned to it in the Introduction to this Agreement.

"BUYER'S CLOSING DOCUMENTS" shall have the meaning assigned to it in Section 3.1(b) of this Agreement.

"CLOSING" shall mean the delivery by the Parties of all certificates and documents required to be delivered pursuant to this Agreement.

"CLOSING DATE" shall mean the date upon which the Closing occurs.

"COMPANY" and "COMPANIES" shall have the meaning assigned to them in the Introduction to this Agreement.

"CONTRACT" shall mean any contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond, or other instrument or consensual obligation (whether written or oral and whether express or implied).

"CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of a majority of the voting rights, by contract, or otherwise.

"ENCUMBRANCE" shall mean any charge, claim, mortgage, servitude, easement, right of way, community or other material property interest, covenant, equitable interest, lien, option, pledge, security interest, preference, priority, right of first refusal, or similar restriction.

"GENERAL RELEASE" shall have the meaning assigned to it in Section 2.2(a) of this Agreement.

"GOVERNMENTAL BODY" shall mean any:

     (i) nation, region, state, county, city, town, village, district, or other jurisdiction;
     (ii) federal, state, local, municipal, foreign or other government;
    (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal);
     (iv) multinational organization (to the exclusion of multinational corporation or similar legal entity);
     (v) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature; and
     (vi) official of any of the foregoing.

"KNOWLEDGE" - (i) an individual will be considered to have Knowledge of a fact or matter if the individual is actually aware of the fact or matter or a prudent individual could be expected to discover or otherwise become aware of the fact or matter in the course of conducting a reasonable inquiry concerning the existence of the fact or matter, (ii) an entity will be considered to have knowledge of a fact or matter if any individual who is serving, or who has at any time served, as officer, director or manager (or in similar capacity) has, or at any time had, knowledge of the fact or matter, and (iii) Parent and Sellers shall not be considered to have knowledge of a fact or matter unless the Company, the Subsidiary or TB expressly brought, in writing, that fact or matter to the attention of the Chief Executive Officer or General Counsel of Parent.

"LEGAL REQUIREMENT" shall mean any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, approval or Order of any Governmental Body, and any Contract with any Governmental Body relating to compliance with any of the foregoing.

"LIABILITIES" shall mean all manner and nature whatsoever of any past, present or future claims, costs, losses, liabilities, obligations, deficiencies, diminutions of value, expense, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements, promises, damages, actions, proceedings, causes of action or suits, judgments, executions and demands, including without limitation unpaid taxes, fees, levies, duties, tariffs, fines, penalties and other charges of any kind imposed by any Governmental Body, whether any of the foregoing arise in law or at equity, whether any of the foregoing are known or unknown, absolute, accrued, contingent, choate, inchoate, or otherwise, due or to become due, and whether any of the foregoing are or are not required to be reflected on a balance sheet prepared in accordance with (i) U.S. GAAP or (ii) Bolivian GAAP.

"LOSS" shall mean any Liability (including any penalty and any reasonable professional and legal fees and costs) incurred or suffered by a Party (or any other person entitled to indemnification under this Agreement), whether or not involving a third-party claim;

"MATERIAL ADVERSE EFFECT" - something would be considered to have a "Material Adverse Effect" if it (i) materially adversely affects the financial or other condition or results of operations, assets, Liabilities, equity, business or prospects of the Companies, or (ii) materially adversely impedes the ongoing business or operations of the Companies.

"ORDER" shall mean any order, injunction, judgement, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"ORGANIZATIONAL   DOCUMENTS"   shall  mean  any   charter,   articles,   bylaws,
certificates, statement, statutes, or similar document adopted, filed or registered in connection with the creation, formation, or organization of an entity, and any Contract among the equity holders, partners or members of an entity.

"PARENT" shall have the meaning assigned to it in the Introduction to this Agreement.

"PARTIES" shall have the meaning assigned to them in the Introduction to this Agreement.

"PERSON" shall refer to an individual, or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equity holders or members.

"PROCEEDINGS" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Body or arbitrator.

"PROCESS AGENT" shall have the meaning assigned to it in Section 10(4)(d) of this Agreement.

"R/M ARIZONA" shall have the meaning assigned to it in the Introduction to this Agreement.

"RMI" shall have the meaning assigned to it in the Introduction to this Agreement.

"RELEASED PARTIES" shall mean each of the Sellers and the Parent, and (excluding Releasors) each of their past, present and future Affiliates, and the respective past, present and future officers, directors, employees, servants, stockholders, agents, representatives, attorneys, insurers, lenders, creditors, subsidiaries, parents, divisions and other corporate affiliates of each of the foregoing, and the beneficiaries, heirs, executors, administrators, predecessors, successors and assigns of each of the foregoing, and all Persons or entities acting by, through, under, or in concert with any of the foregoing.

"RELEASORS" shall mean each of TB, the Companies and the Buyer, and (excluding Released Parties) each of their past, present and future Affiliates, and the respective past, present and future officers, directors, employees, servants, stockholders, agents, representatives, attorneys, insurers, lenders, creditors, subsidiaries, parents, divisions and other corporate affiliates of each of the foregoing, and the beneficiaries, heirs, executors, administrators, predecessors, successors and assigns of each of the foregoing, and all Persons or entities acting by, through, under, or in concert with any of the foregoing.

"SELLERS" shall have the meaning assigned to it in the Introduction to this Agreement.

"SELLERS'  CLOSING  DOCUMENTS"  shall have the meaning assigned to it in Section
3.1 (a) of this Agreement.

"SHARES" shall have the meaning assigned to it in the Recitals above.

"SUBSIDIARY" shall have the meaning assigned to it in the Introduction to this Agreement.

"TB" shall have the meaning assigned to it in the Introduction to this Agreement.

"TRADENAME USE AGREEMENT" shall have the meaning assigned to it the Recitals above.

"U.S.A." shall have the meaning assigned to it in the Introduction to this Agreement.

"U.S. GAAP" shall mean generally accepted accounting principles for financial reporting in the U.S.A.

     1.2 PRINCIPLES OF INTERPRETATION

     Capitalized terms used in this Agreement and in the Appendices hereto have the meanings set forth in this Agreement. In this Agreement, unless otherwise indicated and unless otherwise required by the context, the singular includes the plural and plural the singular; words importing any gender include each other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the words "will" and "shall" shall be deemed to be interchangeable; references to articles, sections (or subdivisions of sections), exhibits, annexes, appendices or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments; and references to persons include their respective permitted assigns and successors. The division of this Agreement into Articles and Sections shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "herein", "hereof", "hereunder" and similar expressions refer to this entire Agreement, including the Recitals and attachments hereto, and not to any particular Article, Section, paragraph, Appendix, Schedule or other portion hereof and include any agreement supplemental hereto. Unless otherwise provided, all references to "Articles", "Sections", "paragraphs" "Appendices" and "Schedules" are to Articles, Sections and paragraphs of, and attachments to this Agreement, each of which is made a part of this Agreement for all purposes.

2. SALE AND TRANSFER OF SHARES; CLOSING

     2.1 SHARES

     Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell and transfer the Shares to Buyer, and Buyer shall purchase the Shares from Sellers.

     2.2 CONSIDERATION

     In consideration for (i) the purchase of the Shares, (ii) the granting of the right to continue to use the Tradename pursuant to the Tradename Use Agreement, and (iii) any other transaction contemplated hereunder:

     (a) TB, the Buyer, the Companies and the other Releasors hereby irrevocably, jointly and severally, knowingly and voluntarily, fully and forever, release and discharge Sellers, Parent and the other Released Parties from any and all Liabilities and Proceedings (whether or not a Proceeding has been commenced), which Releasors may have had or may now or hereafter have or claim or otherwise assert against or with respect to any one or more of the Released Parties for, upon or by reason of any matter, cause or thing whatsoever at any time on or before the date of this Agreement, including, without limitation, any claim relating to, referring to, arising out of, or in connection with (i) the Account Payable Obligations, (ii) the condition or value of the stock, financial statements, general ledgers, books of accounting, balances, capitalization, equity holdings, and any and all of the assets and Liabilities of the Companies, (iii) any and all Contracts, agreements, understandings or relationships of any of the Released Parties with any of the Releasors, (iv) any and all rights or entitlements as a shareholder, officer, director, employee, agent, creditor or otherwise of the Released Parties, as may have been at any time applicable to Releasors, (v) the Companies or their respective operations or Sellers' ownership of the Company and/or the Subsidiary, or (vi) any and all other dealings between or among the Parties, or any other claims, demands and Liabilities arising under any Legal Requirement. The foregoing release does not extend to any obligations established by this Agreement. TB, Buyer and the Companies further agree to execute on the Closing Date a general release in the form attached hereto as Appendix A (the "General Release").

     (b) TB, Buyer and the Companies hereby agree that (i) any Liabilities, Proceedings and Account Payable Obligations released and discharged pursuant to the terms of Section 2.2(a) above shall expressly include any and all of Parent's Account Payable Obligations and any and all Liabilities related thereto, and (ii) the execution of this Agreement by TB, Buyer and the Companies shall constitute TB's, Buyer's and the Companies' express, irrevocable and unconditional consent to such release and discharge.

     (c) The Buyer and the Companies shall, jointly and severally indemnify, defend and hold harmless the Released Parties and each of them, for, from and against any and all Liabilities (whether or not a Proceeding has been commenced) and Proceedings directly or indirectly arising out of or connected in any way whatsoever with the Account Payable Obligations and/or this Agreement and the transactions contemplated hereunder. Buyer and the Companies each acknowledges and agrees that its indemnity and hold harmless obligations include but are not limited to the indemnity and hold harmless obligations set forth in Section 7.3 hereof.

     2.3 CLOSING

     The Closing shall take place on September 27, 2002. Failure to consummate the purchase and sale provided for in this Agreement on the date determined by the previous sentence shall not result in the termination of this Agreement and shall not relieve any Party of any obligation under this Agreement.

3. CLOSING OBLIGATIONS

     3.1 On the Closing Date:

     (a) Sellers shall deliver to Buyer the documents ("Sellers' Closing Documents") more fully described in Appendix B attached hereto, and

     (b) Buyer shall deliver to Sellers the documents ("Buyer's Closing Documents") more fully described in Appendix C attached hereto.

4. REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLERS

     The Sellers and Parent hereby represent and warrant to Buyer as follows:

     4.1 ORGANIZATION, GOOD STANDING AND ENFORCEABILITY

          (a) Each of the Sellers and Parent is duly incorporated, duly organized and validly existing under the laws of its jurisdiction and has the requisite corporate power to carry on its businesses as presently conducted, and to perform all its obligations under this Agreement.

          (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Companies, as currently in effect.

          (c)  This  Agreement   constitutes  the  legal,   valid,  and  binding
obligation of each of the Sellers, enforceable against each Seller in accordance with its terms.

     4.2 CAPITALIZATION

     The Shares represent all of the issued and outstanding shares in the Company. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     4.3 FEES

     Each of the Sellers and Parent represent that there are no finder's fees, brokerage fees or commissions, or similar related fees payable or reimbursable to any Person by any of them in connection with this Agreement and the transactions contemplated hereunder.

5. REPRESENTATIONS AND WARRANTIES OF BUYER

     The Buyer represents and warrants to Sellers and Parent as follows:

     5.1 ORGANIZATION, GOOD STANDING AND ENFORCEABILITY

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Buyer has the necessary power and authority to enter into and deliver this Agreement and all documents contemplated hereby, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all documents contemplated hereby and the consummation of the transactions contemplated hereby by Buyer shall be duly authorized by all necessary corporate actions on or prior to the Closing Date.

          (b) This Agreement and all documents contemplated hereby have each been duly and validly authorized, executed and delivered by Buyer and constitute the legal, valid, and binding obligation of Buyer, enforceable against each Buyer in accordance with their respective terms.

          (c) All consents, approvals, authorizations and orders necessary for the execution, delivery and performance of this Agreement have been obtained. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement.

          (d) There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the Knowledge of Buyer threatened, in connection with or relating to the transactions contemplated by this Agreement, and Buyer does not know or has any reason to be aware of any basis for the same.

          (e) Upon consummation of the transactions contemplated by this Agreement, the Buyer and the Companies shall have capital sufficient to carry on their respective businesses and transactions in which they engage and shall be able to pay their debts as they mature, and shall own property and assets having a present fair saleable value on a going concern basis greater than the amount required to pay their then-probable Liabilities (including contingencies).

          5.2 DUE DILIGENCE; "AS IS"

          (a) Buyer conducted a full due diligence review (the "Due Diligence Review") with respect to all matters associated with the Companies and the transaction contemplated by this Agreement, including but not limited to (i) the completion by Buyer, and to Buyer's complete satisfaction, of the Due Diligence Review, and (ii) a complete legal and financial review of the Companies. Buyer further represents that, through TB's role as Division General Manager, Chief Operating Officer, Group President and manager of the Companies for the last three (3) years or more or otherwise, Buyer and its legal and financial advisors have had, to their complete satisfaction, full and free access to the Companies' personnel, properties, Contracts, books and records, tax filings including any and all other documents and data deemed necessary by Buyer.

          (b) Buyer acknowledges and accepts that the purchase of the Shares as contemplated by this Agreement shall imply the transfer of the Company (and thereby the Subsidiary and their respective assets and Liabilities, known and unknown) "as is", with all assets and Liabilities as they stand on the Closing Date, regardless of value or condition, and that (i) none of the Sellers' representations and warranties included herein shall limit in any way the meaning of the term "as is" as used herein, and (ii) Sellers do not furnish any representation or warranty other than the ones provided in this Agreement.

     5.3 ORGANIZATIONAL DOCUMENTS AND CORPORATE BOOKS

     Buyer is in possession of all the corporate books and records of the Companies as such may be required for the purpose of continuing the business of the Companies as such is presently being conducted.

     5.4 NO ADDITIONAL REPRESENTATIONS AND WARRANTIES FROM SELLERS

     Buyer hereby acknowledges that, as of and up to the Closing Date, TB is the Division General Manager, Chief Operating Officer, Group President and manager of the Companies and managed the business and operations of the Companies for the last three (3) years or more. By virtue of the relationship between Buyer, Companies and TB or otherwise, Buyer has full Knowledge of all aspects and issues, whether legal, financial or otherwise, associated with the business and operations of the Companies, and does not require any further representations and/or warranties whatsoever from Sellers other than those representations and warranties made in Article 4 of this Agreement. Buyer further represents and warrants it has have full Knowledge as of the Closing Date of any and all issues, including Liabilities of the Companies and existing Proceedings against the Companies, which could have a Material Adverse Effect on the Companies and/or their business and operations.

     5.5 NO PROHIBITION

     Neither the consummation nor the performance of the terms of this Agreement shall, directly or indirectly (with or without notice or lapse of time) contravene, or cause Buyer, Sellers or the Companies to suffer any Material Adverse Effect under (i) any applicable Legal Requirement or Order, or (ii) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     5.6 FEES

     Buyer represents that there are no finder's fees, brokerage fees or commissions, or similar related fees payable or reimbursable to any Person by any it in connection with this Agreement and the transactions contemplated hereunder.

6. REPRESENTATIONS AND WARRANTIES OF TB

     6.1 TB represents and warrants to Sellers, Parent, Buyer and the Companies that, as the Division General Manager, Chief Operating Officer, Group President and manager of the Companies for the last three (3) years or more or otherwise,
(i) TB is fully aware of all aspects and issues, whether legal, financial or otherwise, associated with the business and operations of the Companies, (ii) that, as of the Closing Date, TB has full Knowledge of any and all issues, including Liabilities of the Companies and existing Proceedings against the Companies, which could have a Material Adverse Effect on the Companies and/or their business and operations, that (iii) TB and/or his advisors thoroughly completed the Due Diligence Review to their full satisfaction, and that (iv) TB hereby acknowledges and agrees to the sale and purchase of the Shares and transfer of the Company and the Subsidiary contemplated by this Agreement on an "as is" basis.

     6.2 TB represents that there are no finder's fees, brokerage fees or commissions or similar related fees payable or reimbursable to any Person by TB (and, for purpose of this Section 6.2, payable by the Companies) in connection with this Agreement and the transactions contemplated hereunder.

7. INDEMNIFICATION; REMEDIES; RELEASE

     7.1 SURVIVAL; RIGHT TO INDEMNIFICATION

     All representations, warranties, covenants, and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive the Closing Date. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations shall not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of having been acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representations, warranties, covenants, or obligations. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

     7.2 INDEMNIFICATION BY SELLERS; NO LIABILITIES

     Sellers shall indemnify and hold harmless each Buyer and its representatives, equity owners, controlling persons and Affiliates (collectively with Buyer, the "Buyer Indemnified Persons") for, and shall pay to the Buyer Indemnified Persons the amount of, any Loss arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Sellers in this Agreement or in any certificate delivered by Sellers pursuant to this Agreement;

          (b) any breach by Sellers of any covenant or obligation of Sellers in this Agreement; and

          (c) any and all Proceedings, demands or assessments, costs and expenses incidental to any of the foregoing matters set forth in Section 7.2 (a) and (b).

The remedies provided in this Section 7.2 shall be exclusive and in limitation of any other remedies that might otherwise be available to the Buyer Indemnified Persons.

     7.3 INDEMNIFICATION BY BUYER AND COMPANIES

          7.3.1 Buyer, the Company and the Subsidiary, jointly and severally, shall indemnify and hold harmless Sellers, Parent and each of their respective representatives, equity owners, controlling persons, and Affiliates (collectively with Sellers, the "Seller Indemnified Persons"), and shall pay to the Seller Indemnified Persons the amount of any Loss arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Buyer or TB in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement;

          (b) any breach by Buyer, Companies or TB of any covenant or obligation of Buyer, Companies or TB in this Agreement;

          (c) any Liabilities of the Company or the Subsidiary, whether prior to, on or after the Closing Date; and

          (d) any and all Proceedings, demands or assessments, and costs and expenses incidental to any of the foregoing matters set forth in Section 7.3.1
(a) through (c).

          7.3.2 With  respect  to the  matters  for which any Buyer  Indemnified
Person is required to provide indemnification pursuant to Section 7.3, a Buyer Indemnified Person shall not have, and shall not be entitled to exercise or assert, or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against any Seller Indemnified Person.

          7.3.3 Notwithstanding anything to the contrary contained in this Agreement or otherwise (including, without limitation, the terms of the General Release),

          (a) in the event that any Seller Indemnified Person becomes liable to any Buyer Indemnified Person, whether under Section 7.2 or otherwise, in no event shall the aggregate amount of such liability of the Seller Indemnified Persons (including but not limited to any and all Liabilities of Seller Indemnified Persons for costs, expenses and attorneys' fees) exceed the amount of US$100,000.00 (One Hundred Thousand U.S.A. Dollars).

          (b) In the event that any Buyer Indemnified Person becomes liable to any Seller Indemnified Person, whether under Section 7.3 or otherwise, the aggregate amount of such liability of the Buyer Indemnified Persons (including but not limited to any and all Liabilities of Buyer Indemnified Persons for costs, expenses and attorneys' fees) shall not be subject to any maximum amount.

8. COVENANT NOT TO COMPETE

          (a) For a period of seven (7) years from the Closing Date, Buyer, Company, the Subsidiary and TB each agrees that it or he shall not:

               (i) directly or indirectly, and whether as a principal, agent, employee or otherwise, or alone or in association with any Person own, share in the earnings of, invest in the stock, bonds or other securities of, manage, operate, finance (whether as a lender, investor or otherwise), Control, participate in the ownership, management, operation, or Control of, be employed by, associated with, or in any manner connected with, lend money to, render services or advice to, be engaged or employed by, or take part in, or, consult or advise, any other Person that is engaged in any business that the Sellers, Parent or any of their respective Affiliates conduct as of the Closing Date within the U.S.A.;

               (ii) directly or indirectly: (A) cause or induce, or attempt to cause or induce, any present or future employee of Sellers, Parent or any of their respective Affiliates to terminate his or her employment with the Sellers, Parent or such Affiliates as such employment exists following the Closing Date; (B) in any way interfere with the relationship between Sellers, Parent or any such Affiliates and any such employee; (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Sellers, Parent or any such Affiliates; or (D) solicit the business of any Person known to be a customer of Sellers, Parent or any of their respective Affiliates.

          Each of the obligations set out in Section 8(a) is severable and independent so that if Section 8 (a) or any part or provision of it is unenforceable then that part shall be deemed eliminated or modified to the minimum extent necessary to make this Agreement or that part enforceable.

          (b) Buyer, Companies and TB each recognizes, acknowledges and agrees that if Buyer, Companies or TB breach any of the covenants, duties or obligations set forth in Section 8 (a), Sellers, Parent or any of their respective Affiliates would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by them as a result of such breach, and that Sellers, Parent or any of their respective Affiliates would not be reasonably or adequately compensated in damages in any action at law. In addition to any other remedy Sellers, Parent or any of their respective
Affiliates may have at law, in equity, by statute or otherwise, if Buyer, Companies or TB breach any of their covenants, duties or obligation set forth in

Section 8(a), Sellers, Parent or any of their respective Affiliates shall be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief to enforce any of the rights of Sellers, Parent or any of their respective Affiliates without the necessity of proving the amount of any actual damage resulting therefrom; provided, however, that nothing contained herein shall be deemed or construed in any manner whatsoever as a waiver by Sellers, Parent or any of their respective Affiliates of any of the rights that they may have against Buyer, Companies or TB at law, equity, by statute or otherwise arising out of, in connection with or resulting from the breach by Buyer, Companies or TB of any of their covenants, agreements, duties or obligations under this Agreement.

          (c) Buyer, Companies and TB acknowledge that:

               (i) the covenants given in Section 8 (a) are material to Sellers' and Parent's decision to enter into this Agreement; and

               (ii) the restraints contained in Section 8 (a) are fair and reasonable regarding the subject matter, area and duration and are reasonably required by Sellers, Parent or any of their respective Affiliates to protect their respective business, financial and proprietary interests.

          (d) Buyer, Companies and TB hereby acknowledge that, except as expressly set forth in the Tradename Use Agreement, nothing in this Agreement is intended to grant a license or any rights of any nature whatsoever to any of the intellectual property rights of Sellers, Parent or any of their respective Affiliates, which include, but are not limited to, any of their patents, mask work rights, trademarks, trade names, service marks, logos, copyrights, derivatives, software or any other intellectual property rights.

9. TERMINATION

     The Parties agree that this Agreement is not subject to termination and that the non-performance by any of the Parties of any of the obligations imposed on them shall not give rise to any of the other Parties' right to terminate this Agreement, which right is hereby expressly waived by the Parties. In the event of such non-performance, strict compliance with the terms of this Agreement may be demanded together with the recovery of any damages otherwise sustained as a consequence of such non-performance.

10. OTHER TERMS

     10.1 EXPENSES; COSTS AND FEES

     Except as otherwise expressly provided in this Agreement, the Parties shall bear their respective expenses, costs and fees incurred in connection with the preparation, execution, and performance of this Agreement.

     10.2 CONFIDENTIALITY

          (a) The Parties undertake that they shall treat as strictly confidential all information received or obtained by them or their employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement or the subject matter of this Agreement, and subject to the provisions of Section 10.2 (b) that they shall not at any time hereafter make use of or disclose or divulge to any Person any such information and shall use their best efforts to prevent the publication or disclosure of any such information.

          (b) The restrictions contained in Section 10.2 (a) shall not apply so as to prevent the Sellers or Parent from making any disclosure pursuant to any Legal Requirement or required by any Governmental Body, including any securities laws or regulations to which any of the Sellers or Parent is subject or from making any disclosure to any professional advisors for the purpose of obtaining advice and/or opinion (provided always that the provisions of this Section 10.2 shall apply to such professional advisors) nor shall the restrictions apply in respect of any information which comes into the public domain otherwise than by a breach of this Section 10.2.

     10.3 NOTICES

     All notices, consents, waivers, and other communications required to be given under this Agreement must be in writing and shall be deemed to have been duly given when actually received, and may be (i) delivered by hand (with written confirmation of receipt), (ii) delivered by registered letter (with return receipt), (iii) sent by facsimile or e-mail with proper evidence of receipt, or (iv) sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other address as either of the Parties may designate by notice to the other Parties):

          (a) If to Sellers:

              Attention:      RURAL/METRO INTERNATIONAL, INC.
                              John S. Banas, III
              Address:        Legal Department
                              8401 East Indian School Road
                              Scottsdale, Arizona 85251
              Facsimile No.:  480-606-3328
              E-mail Address: john_banas@rmetro.com


              Attention:      RURAL/METRO CORPORATION (ARIZONA)
                              John S. Banas, III
              Address:        Legal Department
                              8401 East Indian School Road
                              Scottsdale, Arizona 85251
              Facsimile No.:  480-606-3328
              E-mail Address:  john_banas@rmetro.com


              Attention:      R/M MANAGEMENT CO., INC.
                              John S. Banas, III
              Address:        Legal Department
                              8401 East Indian School Road
                              Scottsdale, Arizona 85251
              Facsimile No.:  480-606-3328
              E-mail Address: john_banas@rmetro.com

              With copy to:

              Attention:      SQUIRE, SANDERS & DEMPSEY
                              Paul M. Gales
              Address         40 N. Central Avenue, Suite 2700
                              Phoenix, Arizona 85004
              Facsimile No.:  602-253.8129
              E-mail Address: pgales@ssd.com


          (b) If to Buyer:

              Attention:      BANGOR MANAGEMENT CORP.
                              Mr. Diego Licio
              Address:        Plaza Independencia 811
                              Montevideo
                              Republic of Uruguay
              Facsimile No.:  58-82-902-5454
              E-mail Address: dlicio@guyer.com.uy

          (c) If to Companies:

              Attention:      R/M SERVICIOS DE SALUD E INCENDIOS (BOLIVIA) S.A.
                              Mr. Thomas William Bonfiglio
              Address:        Avenida Seis de Agosto
                              Edificio Hilda
                              La Paz
                              Republic of Bolivia
              Facsimile No.:  591-33-367-980
              E-mail Address: tbonfig@tucan.cnb.net

              Attention:      UNIDAD DE EMERGENCIAS MEDICAS S.R.L.
                              Mr. Thomas William Bonfiglio
              Address:        Avenida Seis de Agosto
                              Edificio Hilda
                              La Paz
                              Republic of Bolivia
              Facsimile No.:  591-33-367-980
              E-mail Address: tbonfig@tucan.cnb.net

          (d) If to Parent:

              Attention:      RURAL/METRO CORPORATION (DELAWARE)
                              John S. Banas, III
              Address:        Legal Department
                              8401 East Indian School Road
                              Scottsdale, Arizona 85251
              Facsimile No.:  480-606-3328
              E-mail Address: john_banas@rmetro.com

              With copy to:

              Attention:      SQUIRE, SANDERS & DEMPSEY
                              Paul M. Gales
              Address         40 N. Central Avenue, Suite 2700
                              Phoenix, Arizona 85004
              Facsimile No.:  602-253.8129
              E-mail Address: pgales@ssd.com

          (e) If to TB:

              Attention:      THOMAS W. BONFIGLIO

              Address:        Barrio Las Palmas
                              Radial Castilla 510
                              Santa Cruz de la Sierra
                              Republic of Bolivia
              Facsimile No.:  591-33-367-980
              E-mail Address: tbonfig@tucan.cnb.net

     10.4 GOVERNING LAW AND JURISDICTION; JURY WAIVER; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to its principles of conflict of laws.

          (b) Buyer, TB, the Companies and/or any other Person or entity claiming rights hereunder, hereby consent that any suit or other legal proceeding initiated by Buyer, TB, the Companies and/or any Person or entity claiming any right under this Agreement against Sellers or Parent shall be brought solely in the courts located in Maricopa County, State of Arizona, U.S.A.

          (c) Buyer, TB, the Company and the Subsidiary hereby waives all right to trial by jury in any court, suit, action, or proceeding arising out of this Agreement or related to any of the transactions contemplated hereunder.

          (d) Buyer, TB, the Company and the Subsidiary hereby irrevocably designate, appoint, authorize and empower CT Corporation System with offices currently located at 1633 Broadway, New York, New York 10019 (the "Process Agent"), as his/its agent to receive on behalf of himself/itself and his/its property, service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in the courts located in Maricopa County, State of Arizona, U.S.A.. Such service may be made by mailing or delivering a copy of such process to the relevant party in care of the Process Agent at its address specified above, and each of TB, the Buyer, the Company and the Subsidiary hereby authorize and direct the Process Agent to accept such service on his/its behalf.

     10.5 WAIVER

     Neither the failure nor any delay by any of the Parties in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one of the Parties, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (ii) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one of the Parties shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     10.6 ENTIRE AGREEMENT

     This Agreement supersedes any and all prior agreements among the Parties with respect to its subject matter and this Agreement, including the Recitals, constitutes a complete and exclusive statement of the terms and conditions of the agreement between the Parties with respect to its subject matter.

     10.7 ASSIGNMENT, SUCCESSORS, AND NO THIRD-PARTY RIGHT

     None of the Parties may assign or otherwise transfer any of its rights under this Agreement without the express prior written consent of the other Parties, and any attempted assignment without such consent shall be null and void.. Nothing expressed or referred to in this Agreement shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement. This Agreement shall apply to, be binding in all respects upon, and inure to the sole benefit of the respective heirs, executors, administrators, successors and permitted assigns of the Parties, the other Releasors, the other Released Parties, the other Seller Indemnified Persons and the other Buyer Indemnified Persons.

     10.8 HEADINGS

     The headings of the various sections and paragraphs of this Agreement are provided for convenience of reference only and shall not be deemed to be part of this Agreement nor affect its construction or interpretation.

     10.9 COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10 FURTHER ASSURANCES

     The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things as may be reasonably requested by another Party for the purpose of carrying out the intent of this Agreement and the contemplated transactions.

     10.11 USE OF THE ENGLISH LANGUAGE

     This Agreement has been executed in the English language and the Parties hereby expressly agree that the English version of this Agreement shall, at all time and for all purposes, control and govern the meaning and interpretation of the matter set forth herein, and that any Spanish version of this Agreement has been prepared for Buyer's and Companies' convenience only.

                           [Intentionally Left Blank]

     IN WITNESS WHEREOF, the Parties executed this Agreement in six (6) counterparts, in the City of Phoenix, Arizona, U.S.A., on this 27th day of September 2002.

By: Rural/Metro International Inc.        By: Rural/Metro Corporation (Delaware)

/s/ John S. Banas, III                    /s/ John S. Banas, III
-------------------------------------     -------------------------------------
Name:  John S. Banas, III                 Name:  John S. Banas, III
Title: Secretary                          Title: Senior Vice President and
                                                 General Counsel


By: R/M Management Co., Inc.              By: Rural/Metro Corporation (Arizona)

/s/ John S. Banas, III                    /s/ John S. Banas, III
-------------------------------------     -------------------------------------
Name:  John S. Banas, III                 Name:  John S. Banas, III
Title: Secretary                          Title: Secretary


By: Bangor Management Corp.               By: R/M Servicios de Salud e
                                              Incendios (Bolivia) S.A.

/s/ Thomas William Bonfiglio              /s/ Thomas William Bonfiglio
-------------------------------------     -------------------------------------
Name:  Thomas William Bonfiglio           Name:  Thomas William Bonfiglio
Title: Attorney-in-fact                   Title: Attorney-in-fact


By: Thomas W. Bonfiglio                   By: Unidad de Emergencias Medicas
                                              S.R.L.

/s/ Thomas W. Bonfiglio                   /s/ Thomas Willilam Bonfiglio
-------------------------------------     -------------------------------------
                                          Name:  Thomas William Bonfiglio
                                          Title: Attorney-in-fact

                                   APPENDIX A

                             FORM OF GENERAL RELEASE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BANGOR MANAGEMENT CORP., a company duly organized and existing under the laws of British Virgin Islands (hereinafter referred to as the "Buyer"), MR. THOMAS W. Bonfiglio, an individual ("Bonfiglio"), R/M SERVICIOS DE SALUD E INCENDIOS (BOLIVIA), S.A., a company duly organized and existing under the laws of the Republic of Bolivia (the "Company"), and its wholly owned subsidiary, UNIDAD DE EMERGENCIAS MEDICAS S.R.L., a company duly organized and existing under the laws of the Republic of Bolivia (the
"Subsidiary", and, collectively with the Company, referred to as the "Companies"), on behalf of themselves (the Buyer, Bonfiglio and the Companies collectively referred to as the "Releasing Entities") and each of their respective past, present and future Affiliates (excluding the Released Parties), and the respective past, present and future officers, directors, employees, servants, stockholders, agents, representatives, attorneys, insurers, lenders, creditors, subsidiaries, parents, divisions and other corporate affiliates of each of the foregoing, and the beneficiaries, heirs, executors, administrators, predecessors, successors and assigns of each of the foregoing, and all Persons or entities acting by, through, under, or in concert with any of the foregoing (collectively, the "Releasors"), hereby irrevocably, jointly and severally, knowingly and voluntarily, fully and forever, release and discharge:

     (A) RURAL/METRO INTERNATIONAL, INC., a company duly organized and existing under the laws of the State of Delaware, United States of America (the "Seller"), RURAL/METRO CORPORATION, a company duly organized and existing under the laws of the State of Delaware, United States of America, RURAL/METRO CORPORATION, a company duly organized and existing under the laws of the State of Arizona, United States of America, and R/M MANAGEMENT CO., INC., a company duly organized and existing under the laws of the State of Arizona, United States of America (collectively with Seller, the "Entity Releasees"); and

     (b) each of the Entity Releasees' past, present and future Affiliates (excluding the Releasing Entities), and the respective past, present and future officers, directors, employees, servants, stockholders, agents, representatives, attorneys, insurers, lenders, creditors, subsidiaries, parents, divisions and other corporate affiliates of each of the foregoing, and the beneficiaries, heirs, executors, administrators, predecessors, successors and assigns of each of the foregoing, and all Persons or entities acting by, through, under, or in concert with any of the foregoing, (collectively with the Entity Releasees, the "Released Parties"), from any and all Liabilities and Proceedings, which Releasors may have had or may now or hereafter have or claim or otherwise assert against or with respect to any one or more of the Released Parties for, upon or by reason of any matter, cause or thing whatsoever at any time on or before the date of this Agreement, including, without limitation, any claim relating to, referring to, arising out of, or in connection with (i) the Account Payable Obligations, (ii) the condition or value of the stock, financial statements, general ledgers, books of accounting, balances, capitalization, equity holdings, and any and all of the assets, operations, business or properties and Liabilities of the Companies,
(iii) any and all Contracts, agreements, understandings or relationships of any the Released Parties with any of the Releasors, (iv) any and all rights or entitlements as a shareholder, officer, director, employee, agent, creditor or otherwise of the Released Parties, as may have been at any time applicable to Releasors, (v) the Companies or their respective operations or the Released Parties' ownership of the Company or the Subsidiary, or (vi) any and all other dealings between or among the parties, or any other claims, demands and Liabilities arising under any Legal Requirement, including, but not limited to, breach of contract, express or implied; slander, libel, or defamation of any kind or nature; tortious interference with contract; public policy torts of any kind or nature; breach of the covenant of good faith and fair dealing, express or implied; promissory estoppel; fraudulent concealment of material facts; breach of warranty, express or implied; breach of implied warranty of merchantability or fitness for a particular purpose; unjust enrichment; tort claims of any kind whatsoever; any other common-law or statutory claims whatsoever; compensatory, consequential or economic damages of any kind; liquidated or statutory damages; exemplary or punitive damages; litigation expenses; attorneys' fees; and any and all other damages directly or indirectly arising out of or connected in any way whatsoever with such Liabilities or Proceedings.

For purposes of this General Release, the following definitions apply:

"Account Payable Obligations" shall mean certain Liabilities, including without limitation any net inter-company payable balances to the Companies as of the date of this Agreement (the "Account Payable Obligations");

"Affiliate" shall mean any Person, which, directly or indirectly, through one or more intermediaries, has control over or is under the control of one of the Parties.

"Bolivian. GAAP" shall mean generally accepted accounting principles for financial reporting in the Republic of Bolivia.

"Contract" shall mean any contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond, or other instrument or consensual obligation (whether written or oral and whether express or implied).

"Governmental Body" shall mean any:

     (i) nation, region, state, county, city, town, village, district, or other jurisdiction;
     (ii) federal, state, local, municipal, foreign or other government;
    (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal);
     (iv) multinational organization (to the exclusion of multinational corporation or similar legal entity);
     (v) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature; and
     (vi) official of any of the foregoing.

"Legal Requirement" shall mean any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, approval or Order of any Governmental Body, and any Contract with any Governmental Body relating to compliance with any of the foregoing.

"Liabilities" shall mean all manner and nature whatsoever of any past, present or future claims, costs, losses, liabilities, obligations, deficiencies, diminutions of value, expense, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements, promises, damages, actions, proceedings, causes of action or suits, judgments, executions and demands, including without limitation unpaid taxes, fees, levies, duties, tariffs, fines, penalties and other charges of any kind imposed by any Governmental Body, whether any of the foregoing arise in law or at equity, whether any of the foregoing are known or unknown, absolute, accrued, contingent, choate, inchoate, or otherwise, due or to become due, and whether any of the foregoing are or are not required to be reflected on a balance sheet prepared in accordance with (i) U.S. GAAP or (ii) Bolivian GAAP.

"Order" shall mean any order, injunction, judgement, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"Person" shall refer to an individual, or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equity holders or members.

"Proceedings" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Body or arbitrator.

"U.S. GAAP" shall mean generally accepted accounting principles for financial reporting in the United States of America.

     The Releasing Entities (excluding Bonfiglio) hereby irrevocably, jointly and severally, knowingly and voluntarily, agree to indemnify, defend and hold harmless the Released Parties and each of them, for, from and against any and all Liabilities (whether or not a Proceeding has been commenced) (i) arising from any matter released herein; and/or (ii) in connection with any Proceeding contrary to the provisions of this General Release. In this connection, the Releasing Entities agree that this General Release may be pleaded as a defense and/or a cross-complaint, counterclaim, cross-claim or third-party complaint in, and may serve as the basis for an abatement of or injunction against, each such lawsuit or proceeding.

     The Releasing Entities hereby agree that if Releasors, or any Person acting on behalf of, or in a representative capacity for, Releasors, initiates any action, proceeding or suit against any Released Party that challenges the legality, validity or enforceability of any of the terms or provisions of this General Release, Releasing Entities (excluding Bonfiglio) shall reimburse such Released Party, if and to the extent such Released Party enforces or defends this General Release or such Released Party's rights hereunder against such challenge, for all legal and other costs and expenses incurred by such Released Party and for all payments made by such Released Party, if any, in connection with or in satisfaction of any judgment, decree or settlement resulting from any such action, proceeding or suit.

     This General Release is not to be construed as an admission of liability on the part of any Released Party. This General Release may be modified only by written agreement of the Releasing Entities and the Entity Releasees. The provisions of this General Release shall be severable in the event that any provision hereof (including any provision within a single paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     This General Release shall be governed by and construed in accordance with the laws of the State of Arizona without regard to its principles of conflict of laws. Releasors and/or any other Person claiming rights hereunder, hereby consent that any suit or other legal proceeding initiated by any of Releasors and/or any Person claiming any right under this General Release against any Released Parties shall be brought solely in the courts located in Maricopa County, State of Arizona, U.S.A. Each of Releasors hereby waives all right to trial by jury in any court, suit, action, or proceeding arising out of this General Release or related to any of the transactions contemplated hereunder. Each of Releasors hereby irrevocably designate, appoint, authorize and empower CT Corporation System with offices currently located at 1633 Broadway, New York, New York 10019 (the "Process Agent"), as his/its agent to receive on behalf of himself/itself and his/its property, service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in the courts located in Maricopa County, State of Arizona, U.S.A. Such service may be made by mailing or delivering a copy of such process to the relevant Party in care of the Process Agent at its address specified above, and each of the Releasing Entities hereby authorizes and directs the Process Agent to accept such service on his/its behalf.

     Releasors expressly assume the risk of any mistake of fact in connection with the true facts involved in the foregoing matters, and with respect to any facts which are now unknown to Releasors or to Releasors' agents or representatives relating thereto.

     In executing this General Release, Releasors are not relying and have not relied upon any oral representation or statement made by any Released Party. Releasors hereby represent and warrant that: (i) Releasors have read each and every provision of this General Release; (ii) Releasors fully understand the nature and consequences of the terms of this General Release and agree to be legally bound by them; (iii) Releasors execute this General Release with full knowledge of any and all rights which Releasors have and may have; (iv) Releasors have received or have had the opportunity to receive independent legal advice from Releasors' attorney with respect to Releasors' rights herein waived; and (v) Releasors have full and complete authority and legal capacity to execute this General Release on behalf of themselves or himself and each of Releasors' Affiliates.

                           [Intentionally Left Blank]

Wherefore, the authorized representatives of the undersigned Releasing Entities have executed this Agreement as of _________ __, 2002.


By: Bangor Management Corp                     By: Thomas W. Bonfiglio


---------------------------------              ---------------------------------
Name:  Thomas William Bonfiglio
Title: Attorney-in-fact


By: R/M Servicios de Salud e                   By: Unidad de Emergencias
    Incendios (Bolivia) S.A.                       Medicas S.R.L.


---------------------------------              ---------------------------------
Name:  Thomas William Bonfiglio                Name:  Thomas William Bonfiglio
Title: Attorney-in-fact                        Title: Attorney-in-fact

                                   APPENDIX B

        SELLERS' CLOSING DOCUMENTS DELIVERED PURSUANT TO SECTION 3.1 (A)

ANNEX B.1      Statement in connection  with the procedure  associated  with the transfer of the Shares  Certficates  of R/M  Servicios de Salud e
               Incendios (Bolivia) S.A., the reissuance of lost certificates and the time delay involved.

ANNEX B.2      Board of Directors'  Resolutions approving the sale of the Shares of R/M Servicios de Salud e Incendios  (Bolivia) S.A., as adopted by:

                    *    R/M Management Co.
                    *    Rural/Metro Corporation (Arizona)
                    *    Rural/Metro International, Inc.

ANNEX B.3      Minute Book for R/M Servicios de Salud e Incendios (Bolivia) S.A.

ANNEX B.4      Minute Book for Unidad de Emergencias Medicas S.R.L.

                                   APPENDIX C

        BUYER'S CLOSING DOCUMENTS DELIVERED PURSUANT TO SECTION 3.1 (B)

ANNEX C.1      Powers of Attorney  evidencing the legal authority to execute and deliver the Stock Purchase Agreement for the signatories of the following entities:

                    *    Bangor Management Corp.
                    *    R/M Servicios de Salud e Incendios (Bolivia) S.A.
                    *    Unidad de Emergencias Medicas S.R.L.

ANNEX C.2      Board of Directors'  Resolution or, as applicable,  Quotaholders'
               Resolution  approving and  ratifying the terms and  conditions of the General  Release  referred to in Section 2.2 (a) of the Stock
               Purchase Agreement, as such were adopted, respectively, by:

                    *    R/M Servicios de Salud e Incendios  (Bolivia)  S.A.Ecco
                         S.A.
                    *    Unidad de Emergencias Medicas S.R.L.

ANNEX C.3      Minutes of  Shareholders'  Meetings  held on the Closing Date (a)
               approving and ratifying (i) the transfer and  registration of the
               Shares,  (ii) the actions and duties of the Board of Directors as discharged up to and as of the Closing Date,  and (b)  confirming the existing Board Members in their office, as adopted by:

                    *    R/M Servicios de Salud e Incendios (Bolivia) S.A.

ANNEX C.4      Minutes of Quotaholders'  Resolution  adopted on the Closing Date
               (a)  approving  and  ratifying  the  actions  and  duties  of the
               Managers  as  discharged  up to and as of the Closing  Date,  (b)
               confirming the existing  Managers in their existing  office,  and
               (c)  ratifying  the  revocation  of all  Powers of  Attorney,  as adopted by:

                    *    Unidad de Emergencias Medicas S.R.L.

ANNEX C.5      Board of  Directors'  Resolution  adopted on the Closing Date (a)
               acknowledging  the transfer of the Shares,  and (b) approving and ratifying the  revocation  of all Powers of Attorney,  as adopted by:

                    *    R/M Servicios de Salud e Incendios (Bolivia) S.A.